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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

May 27, 2003
Date of report (Date of earliest event reported)

DAYTON SUPERIOR CORPORATION
(exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	1-11781 (Commission File Number)	31-0676346 (I.R.S. Employer Identification Number)
7777 Washington Village Dr., Suite 130, Dayton, Ohio 45459 (Address of Principal Executive Offices) (Zip Code)
(937) 428-6360 (Registrant's telephone number, including area code)
N/A (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS.

        In an effort to reduce costs and enhance customer responsiveness, effective January 1, 2003 Dayton Superior Corporation (the "Company") reorganized its company from six autonomous manufacturing and sales divisions into two sales units (Construction Products Group, or CPG, and Symons) and a new product fulfillment unit (Supply Chain). As a result of this reorganization, the Company changed the composition of its reportable segments beginning in the first quarter of 2003.

        Prior to the first quarter of 2003, the Company operated primarily in three segments: concrete accessories, concrete forming systems and paving products. Currently, the Company operates in two reportable segments: CPG and Symons. For segment reporting purposes, the Company's new product fulfillment unit, Supply Chain, is included within CPG.

        In order to report the impact of the change in the Company's reportable segments, the Company has restated the amounts disclosed in the Company's 2002, 2001 and 2000 consolidated financial statements relating to reportable segments to conform to the 2003 composition of reportable segments included in the Company's quarterly report on Form 10-Q for the quarter ended March 28, 2003, and the Company has attached as exhibits to this report:

  •
  Management's Discussion and Analysis of Financial Condition and Results of Operations for the three years ended December 31, 2002 and the three months ended March 29, 2002 and March 28, 2003; and

  •
  The Company's audited restated consolidated financial statements as of December 31, 2001 and December 31, 2002 and for the three years ended December 31, 2002.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) and (b)    None.

(c)
The following documents are furnished as Exhibits to this Current Report on Form 8-K pursuant to Item 601 of Regulation S-K:

99.1
Management's Discussion and Analysis of Financial Condition and Results of Operations for the three years ended December 31, 2002 and the three months ended March 29, 2002 and March 28, 2003.

99.2
Audited restated consolidated financial statements for Dayton Superior Corporation as of December 31, 2001 and December 31, 2002 and for the three years ended December 31, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYTON SUPERIOR CORPORATION
By:	/s/ ALAN F. MCILROY Name: Alan F. McIlroy Title: Vice President and Chief Financial Officer

Date: May 27, 2003

EXHIBIT INDEX

EXHIBIT NO.	DOCUMENT DESCRIPTION
99.1	Management's Discussion and Analysis of Financial Condition and Results of Operations for the three years ended December 31, 2002 and the three months ended March 29, 2002 and March 28, 2003.
99.2	Audited restated consolidated financial statements for Dayton Superior Corporation as of December 31, 2001 and December 31, 2002 and for the three years ended December 31, 2002.

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  ITEM 5. OTHER EVENTS.
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
EXHIBIT INDEX